EXHIBIT 8.1

MAJOR SUBSIDIARIES OF MINEBEA MITSUMI INC.

Name	Jurisdiction of Incorporation or Formation
MITSUMI ELECTRIC CO., LTD.*	Japan
NMB Sales Co., Ltd.	Japan
DAIICHI PRECISION MOLD CO., LTD.	Japan
NMB-Minebea Thai Ltd.*	Thailand
MINEBEA ELECTRONICS & HI-TECH COMPONENTS (SHANGHAI) LTD.	China
MINEBEA (HONG KONG) LIMITED	China
MINEBEA ELECTRONICS MOTOR (ZHUHAI) CO., LTD.	China
MINEBEA ELECTRONIC DEVICES (SUZHOU) LTD.	China
ZHUHAI MITSUMI ELECTRIC CO., LTD.	China
TIANJIN MITSUMI ELECTRIC CO., LTD.	China
QINGDAO MITSUMI ELECTRONICS CO. LTD.	China
MITSUMI CO., LTD.	China
NMB SINGAPORE LIMITED	Singapore
MINEBEA ELECTRONICS MOTOR (MALAYSIA) SDN. BHD.	Malaysia
CEBU MITSUMI, INC.	Philippines
MINEBEA (CAMBODIA) Co., Ltd.	Cambodia
NMB KOREA CO., LTD.	South Korea
MOATECH CO., LTD.	South Korea
New Hampshire Ball Bearings, Inc.	United States
NMB Technologies Corporation	United States
MITSUMI ELECTRONICS CORPORATION	United States
NMB-MINEBEA UK LTD.	United Kingdom
Precision Motors Deutsche Minebea GmbH	Germany
NMB-Minebea-GmbH	Germany
myonic GmbH	Germany
Minebea Intec GmbH	Germany
Minebea Intec Bovenden & Co. KG	Germany
Minebea Intec Aachen GmbH & Co. KG	Germany
MITSUMI ELECTRONICS EUROPE GmbH	Germany
NMB ITALIA S.R.L.	Italy
NMB Minebea SARL	France

*	Significant subsidiary as defined in Rule 1-02(w) of Regulation S-X as of March 31, 2017.